Exhibit (e)(3)(vi)

AMENDMENT NO. 5

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS IA SHARES

AMENDMENT NO. 5 dated as of December 20, 2023 (“Amendment No. 5”), to the Distribution Agreement, dated as of July 16, 2020 (the “Agreement”) between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class IA shares.

The Trust and the Distributor agree to modify and amend the Agreement as follows:

1.	Removed Portfolios. Effective December 20, 2023, Schedule A to the Agreement is amended to delete each Portfolio listed below in light of the termination of each Portfolio’s Class IA shares:

EQ/AB Dynamic Moderate Growth Portfolio

EQ/Balanced Strategy Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Ultra Conservative Strategy Portfolio

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first set forth above.

EQ ADVISORS TRUST		EQUITABLE DISTRIBUTORS, LLC

By:	/s/ Kenneth Kozlowski	By:	/s/ Nicholas Lane
Name:	Kenneth Kozlowski	Name:	Nicholas Lane
Title:	Senior Vice President and Chief Investment Officer	Title:	Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 5

DISTRIBUTION AGREEMENT

CLASS IA SHARES

1290 VT Equity Income Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio	EQ/Large Cap Value Index Portfolio
1290 VT GAMCO Small Company Value Portfolio	EQ/Large Cap Value Managed Volatility Portfolio
1290 VT Socially Responsible Portfolio	EQ/Loomis Sayles Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio	EQ/MFS International Growth Portfolio
EQ/AB Small Cap Growth Portfolio	EQ/Mid Cap Index Portfolio
EQ/All Asset Growth Allocation Portfolio	EQ/Mid Cap Value Managed Volatility Portfolio
EQ/Capital Group Research Portfolio	EQ/Money Market Portfolio
EQ/ClearBridge Large Cap Growth Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Common Stock Index Portfolio	EQ/Small Company Index Portfolio
EQ/Core Bond Index Portfolio	EQ/Value Equity Portfolio
EQ/Equity 500 Index Portfolio	Multimanager Aggressive Equity Portfolio
EQ/Franklin Balanced Managed Volatility Portfolio	Multimanager Core Bond Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio	Multimanager Technology Portfolio
EQ/Global Bond PLUS Portfolio
EQ/Global Equity Managed Volatility Portfolio	EQ/Aggressive Allocation Portfolio
EQ/Growth Strategy Portfolio	EQ/Conservative Allocation Portfolio
EQ/Intermediate Government Bond Portfolio	EQ/Conservative-Plus Allocation Portfolio
EQ/International Core Managed Volatility Portfolio	EQ/Core Plus Bond Portfolio
EQ/International Equity Index Portfolio	EQ/Moderate Allocation Portfolio
EQ/International Value Managed Volatility Portfolio	EQ/Moderate-Plus Allocation Portfolio
EQ/Invesco Comstock Portfolio
EQ/Invesco Global Portfolio
EQ/Janus Enterprise Portfolio
EQ/JPMorgan Growth Stock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core Managed Volatility Portfolio
EQ/Large Cap Growth Index Portfolio